EDWARD ISAACS & COMPANY LLP
                          Certified Public Accountants
                               380 Madison Avenue
                            New York, New York 10017
                            Telephone: (212) 972-9088
                            Facsimile: (212) 297-4800

                                January 21, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Ladies and Gentlemen:

We have read and agree with the comments made with respect to us in Item 4 of the Current Report on Form 8-K of Pre-Cell solutions, Inc. dated January 21, 2000.

Very truly yours,

/s/  Edward Isaacs & Company LLP

EDWARD ISAACS & COMPANY LLP
Certified Public Accountants